CUSIP No. 00434H108	Page 10 of 11

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: August 26, 2015

POLARIS VENTURE PARTNERS IV, L.P.

By: Polaris Venture Management Co. IV, L.L.C.

By:	*
Managing Member

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

By: Polaris Venture Management Co. IV, L.L.C.

By:	*
Managing Member

POLARIS VENTURE MANAGEMENT CO. IV, L.L.C.

By:	*
Managing Member

JONATHAN A. FLINT

By:	/s/ Jonathan A. Flint
Jonathan A. Flint

CUSIP No. 00434H108	Page 11 of 11

TERRANCE G. MCGUIRE

By:	/s/ Terrance G. McGuire
Terrance G. McGuire

*By:	/s/ John Gannon
Name:	John Gannon
Attorney-in-Fact

[This Schedule 13D was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]